Exhibit 15.5

SRK Consulting (UK) Limited 5th Floor Churchill House

17 Churchill Way

City and County of Cardiff
CF1 0 2HH, Wales

United Kingdom

E-mail: enquiries@srk.co.uk URL: www.srk.co.uk

Tel: + 44 (0) 2920 348 150
Fax: + 44 (0) 2920 348 199

Our Ref: U4797_RPA SEC form 20-F ArcelorMittal Consent 30 Jan 2013.docx                                      30 January 2013

RE:      United States Securities and Exchange Commission

Dear Sirs/Mesdames:

I hereby consent to (a) SRK Consulting UK Ltd. being named in the Annual Report on Form 20-F of ArcelorMittal SA for the year ended December 31, 2012 (the “2012 20-F’) as having conducted independent audits of the 2011 iron ore reserve estimates on ArcelorMittal SA’s properties in Kazakhstan, Bosnia and Ukraine, and coal reserve estimates on ArcelorMittal SA’s properties in Russia and Kazakhstan and (b) the incorporation by reference of the 2012 20-F into Registration Statements Nos. 333-147382, 333-153576, 333-162697, and 333-170117 on Form S-8 and Registration Statement No. 333-179763 on Form F-3 (the “Registration Statements”).

Yours truly,

/s/ Keith Philpott	/s/ Richard Oldcorn
Keith Philpott	Richard Oldcorn,
Corporate Consultant, Coal Geology	Director & Corporate Consultant (Due Diligence)
SRK Consulting (UK) Limited	SRK Consulting (UK) Limited